Exhibit 5







                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]









                                                                January 11, 2001


                            Time Warner Telecom Inc.
                            ------------------------

Dear Ladies and Gentlemen:

          We have acted as counsel for Time Warner Telecom Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) debt securities of the Company, including convertible debt securities (the "Debt Securities"); (ii) shares of preferred stock, $.01 par value per share, of the Company, including convertible preferred stock (the "Preferred Stock") and (iii) Class A common stock, $.01 par value per share, of the Company (the "Common Stock"). The Debt Securities, Preferred Stock and Common Stock are referred to herein collectively as the "Offered Securities". The Offered Securities being registered under the Registration Statement will have an aggregate offering price of up to $700,000,000 and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

          Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities will be issued under an Indenture (the "Indenture") between the Company and The Chase Manhattan Bank (the "Trustee") substantially in the form attached as an exhibit to the Registration Statement. The Preferred Stock will be issued pursuant to a Certificate of Designations (the "Certificate of Designations") relating to a particular series of Preferred Stock.


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          In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including (i) the Restated Certificate of Incorporation of the Company; (ii) the By- laws of the Company;
(iii) the Indenture; and (iv) certain resolutions adopted by the Board of Directors of the Company.

          Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement or term sheet; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion as follows:

               1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

               2. With respect to Debt Securities to be issued under the Indenture, when (A) the Trustee is qualified to act as Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been validly executed and delivered by the Company to the Trustee, (D) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve


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          the issuance and terms of a particular issue of such Debt Securities, the terms of the offering thereof and related matters, and (E) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law);

               3. With respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular issue of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable; and

               4. With respect to shares of Common Stock, when both (A) the Board has taken all necessary


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          corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Company Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

          We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                                Very truly yours,

                                                /s/ Cravath, Swaine & Moore



Time Warner Telecom Inc.
      10475 Park Meadows Drive
            Littleton, CO 80124

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